SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /_/

Check appropriate box:
/_/  Preliminary Proxy Statement           /_/   Confidential, for Use of the
              [                                   Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/_/  Definitive Proxy Statement
/X/   Definitive Additional Materials
/_/   Soliciting Material under Rule 14a-12


                                  TRW INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/  No fee required.
/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/_/  Fee paid previously with preliminary materials:

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


The Definitive Additional Materials filed herewith relate both to TRW's Special Meeting of Shareholders scheduled for May 3, 2002 and to TRW's Annual Meeting of Shareholders scheduled for April 24, 2002. TRW's proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW's proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

News Release                TRW Inc.                           [TRW Logo]
                            1900 Richmond Road
                            Cleveland, OH 44124


For Immediate Release                       Contact
                                            Judy Wilkinson or Barrett Godsey
                                            Joele Frank, Wilkinson Brimmer
                                            Katcher
                                            212-355-4449

                                            Jay McCaffrey, TRW Media
                                            216-291-7179

                                            Ron Vargo, TRW Investors
                                            216-291-7506

TRW SENDS LETTER TO NORTHROP GRUMMAN

TRW Says Northrop's Statement Is Misleading

CLEVELAND, April 23, 2002 - TRW Inc. (NYSE: TRW) today sent the following letter to Northrop Grumman Corporation (NYSE: NOC):

         April 23, 2002

         W. Burks Terry
         Corporate Vice President and General Counsel
         Northrop Grumman Corporation
         1840 Century Park East
         Los Angeles, CA  90067-2199

                           Re:      Confidentiality Agreement

         Dear Mr. Terry:

                  Because you have released your letter of April 21, 2002 publicly, I need to point out that we believe it is seriously misleading. Your letter strongly suggests, if not states, that the 1997 Confidentiality Agreement entered into between our companies did not contain a standstill provision. As you know, that agreement, in fact, did contain a two-year standstill provision at your insistence.

                  It is quite disturbing that Northrop would widely disseminate, to our shareholders and to yours, such a materially misleading letter. I regret the need to address this matter in the press; however, your actions have left me no choice but to set the public record straight.


                 Sincerely,
                 /s/
                 William B. Lawrence
                 Executive Vice President, General Counsel and Secretary

         TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.



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